As filed with the Securities and Exchange Commission on August 5, 1999

                         Registration Statement No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                        WASTE SYSTEMS INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

       Delaware                                             95-420366
(State of incorporation)                 (I.R.S. Employer Identification Number)

                          420 Bedford Street, Suite 300
                         Lexington, Massachusetts 02420
                                 (781) 862-3000

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                        WASTE SYSTEMS INTERNATIONAL, INC.
            AMENDED AND RESTATED 1995 STOCK OPTION AND INCENTIVE PLAN

                            (Full Title of the Plan)



                                PHILIP W. STRAUSS
                 Chairman, Chief Executive Officer and President
                        WASTE SYSTEMS INTERNATIONAL, INC.
                          420 Bedford Street, Suite 300
                         Lexington, Massachusetts 02420
                                 (781) 862-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ----------------------------
                                 With copies to:

                             Thomas P. Storer, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 Exchange Place
                           Boston, Massachusetts 02109
                                 (617) 570-1000
                          ----------------------------

                                           CALCULATION OF REGISTRATION FEE

----------------------------- ----------------------- ------------------------- ------------------------- ------------------

 Title of Securities to be         Amount to be           Proposed Maximum          Proposed Maximum          Amount of
         Registered               Registered (1)      Offering Price Per Share  Aggregate Offering Price  Registration Fee
----------------------------- ----------------------- ------------------------- ------------------------- ------------------
----------------------------- ----------------------- ------------------------- ------------------------- ==================

Common Stock, par value           225,768 shares             $4.25 (2)                 $ 959,514              $ 266.75
$.01 per share
                                  788,218 shares             $6.44 (3)                 $5,076,123             $1,411.16
----------------------------- ----------------------- ------------------------- ------------------------- ==================
----------------------------- ----------------------- ------------------------- ------------------------- ==================

Total                            1,013,986 shares                --                    $6,035,637             $1,677.91
----------------------------- ----------------------- ------------------------- ------------------------- ==================

(1) Plus such additional number of shares as may be required pursuant to the Waste Systems International, Inc. Amended and Restated 1995 Stock Option and Incentive Plan (the "Employee Plan") in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2) This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of determining the registration fee and is based upon the price at which outstanding options may be exercised.

(3) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act, solely for purposes of determining the registration fee based on the average of the high and low prices of the Issuer's Common Stock on the Nasdaq SmallCap market on August 2, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         In accordance with General Instruction E to Form S-8, the contents of the following document filed by Waste Systems International, Inc., a Delaware corporation ("the Company"), with the Securities and Exchange Commission are incorporated herein by reference: the Company's Registration Statements on Form S-8 filed on April 24, 1998 (File No. 333-50955) and January 21, 1999 (File No. 333-70889) relating to the Waste Systems International, Inc. Amended and Restated 1995 Stock Option and Incentive Plan (the "Employee Plan") and the Waste Systems International, Inc. Amended and Restated 1995 Stock Option Plan for Non-Employee Directors. This Registration Statement is being filed to register an additional 1,013,986 shares of common stock subject to issuance under the Employee Plan.

Item 8.  Exhibits.

The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.


  Exhibit No.                          Description

      5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

     23.1 Consent of Goodwin, Procter & Hoar LLP (included in their opinion filed as Exhibit 5.1 hereto).

     23.2             Consent of KPMG LLP, Independent Public Accountants.

     24.1 Power of Attorney (included on the signature page of this registration statement).

                                                     SIGNATURES

Pursuant to the requirements of Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Lexington, Commonwealth of Massachusetts, on this 4th day of August, 1999.

                        WASTE SYSTEMS INTERNATIONAL, INC.

                        By:      /s/     Robert Rivkin
                           Robert Rivkin
                           Executive Vice President_Acquisitions,
                           Chief Financial Officer, Secretary, Treasurer and Director
                          (Principal Financial and Accounting Officer)

                                                  POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Waste Systems International, Inc. hereby constitute Robert Rivkin, our true and lawful attorney with full power to him to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Waste Systems International, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                                   CAPACITY                  DATE


     /s/   Philip Strauss              Chairman of the Board     August 4, 1999
----------------------------------
Philip Strauss                         and Chief Executive Officer
                                       and President
                                       (Principal Executive Officer)


     /s/   Robert Rivkin               Executive Vice President  August 4, 1999
----------------------------------
Robert Rivkin                          Acquisitions, Chief Financial
                                       Officer, Secretary, Treasurer
                                       and Director
                                    (Principal Financial and Accounting Officer)


     /s/   Jay J. Matulich             Director                  August 4, 1999
----------------------------------
Jay J. Matulich


     /s/   David J. Breazzano          Director                  August 4, 1999
----------------------------------
David J. Breazzano


     /s/   Charles Johnston            Director                  August 4, 1999
----------------------------------
Charles Johnston


     /s/   Judy K. Mencher             Director                  August 4, 1999
----------------------------------
Judy K. Mencher


     /s/   William B. Philipbar        Director                  August 4, 1999
----------------------------------
William B. Philipbar

                                  EXHIBIT INDEX


  Exhibit No.                             Description

      5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

     23.1 Consent of Goodwin, Procter & Hoar LLP (included in their opinion filed as Exhibit 5.1 hereto).

     23.2             Consent of KPMG LLP, Independent Public Accountants.

     24.1 Power of Attorney (included on the signature page of this registration statement).

                                                              Exhibit 5.1






                                                   August 4, 1999


Waste Systems International, Inc.
420 Bedford Street, Suite 300
Lexington, MA 02420


    Re: Legality of Securities to be Registered under Registration Statement on Form S-8 Pursuant to Waste Systems, Inc.'s 1995 Stock Option and Incentive Plan, as amended.

Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to Waste Systems International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to 1,013,986 shares of the Company's common stock, par value $.01 per share (the "Registered Shares"), which may be issued pursuant to the Company's 1995 Stock Option and Incentive Plan, as amended (the "Plan").

         As counsel for the Company, we have examined copies of the Plan, the Registration Statement, and the Company's Second Amended and Restated Certificate of Incorporation, as amended, and By-laws, each as presently in effect, such records of the corporate proceedings of the Company as we have deemed to be material and such other certificates, receipts, records, and other documents as we have deemed necessary or appropriate for the purposes of this opinion.

         We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts, and also express no opinion with respect to the blue sky or securities laws of any state, including Massachusetts.

Waste Systems International, Inc.
August 4, 1999
Page 2


         Based on the foregoing, we are of the opinion that, when the Registered Shares are sold and paid for pursuant to the terms of the Plans, the Registered Shares will be duly authorized, validly issued, fully paid and non-assessable by the Company under the Delaware General Corporation Law.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,

                                             /s/ Goodwin, Procter & Hoar  LLP

                                             GOODWIN, PROCTER & HOAR  LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the registration statement pertaining to the Waste Systems International, Inc. 1995 Amended and Restated Stock Option and Incentive Plan, as amended, on Form S-8 of our report dated March 26, 1998, on our audits of the financial statements of Waste Systems International, Inc. (formerly BioSafe International, Inc.) as of December 31, 1997, which report is included in the 1997 Annual Report on Form 10-K. Our report dated March 26, 1998 includes an explanatory paragraph that states that the Company must raise substantial additional capital and must achieve a level of revenues adequate to support its cost structure, which raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements incorporated by reference herein do not include any adjustments that might result from the outcome of that uncertainty.


                                                        /s/ KPMG LLP

                                                        KPMG LLP

Boston, Massachusetts
August 4, 1999